EXHIBIT 99(b)

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                               SECOND QUARTER 2001


                          SUPPLEMENTAL EARNINGS PACKAGE
      (ALL COMPARISONS ARE WITH FIRST QUARTER 2001 UNLESS OTHERWISE NOTED)


                                TABLE OF CONTENTS

   Highlights of the Quarter.........................................2

   Performance Review................................................3

   Earnings Summary..................................................4

   Net Interest Income...............................................4

   Fee and Other Income..............................................6

   Noninterest Expense...............................................7

   Asset Quality.....................................................8

   Loans Held For Sale..............................................10

   Business Segment Results.........................................12

   Key Definitions..................................................13

   General Bank.....................................................14

   Capital Management...............................................19

   Corporate and Investment Banking.................................23

   Parent...........................................................28



ALL INFORMATION EXCLUDES RESTRUCTURING AND OTHER CHARGES/GAINS AND IS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE EXCEPT WHERE SPECIFICALLY NOTED.
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HIGHLIGHTS OF THE QUARTER
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Earnings

o Operating EPS of $0.66 per share ($0.73 on a cash operating basis), up 6% from $0.62 in 1Q01. Operating earnings of $649 million, up 6% from $610 million in 1Q01.

o Reported net income for 2Q01 was $633 million, or $0.64 per share. This included a net charge of $0.02 in restructuring and other charges/gains primarily related to the June 2000 strategic repositioning. Reported net income in 1Q01 was $0.59 per share, which included a net charge of $0.03 in restructuring and other charges/gains.

o Revenue growth was 3%, while expenses remained relatively flat. Revenue growth exceeded expense growth, producing operating leverage of $60 million for the quarter.

o Average diluted shares increased 2.3 million, primarily due to the vesting of stock awards issued in previous years. We repurchased 2.1 million shares in the open market during the quarter. Shares subject to forward contracts increased by 5.9 million shares (no effect on outstanding shares).

Core Businesses

o General Bank revenues up 6% vs. 1Q01; up 4% excluding strong mortgage banking results. General Bank deposits and loans continued to show solid growth while investment sales were also up, driven by record bank annuity sales of $717 million. Service charges and fees grew 7%.

o Capital Management revenues increased despite continued weak market conditions, due to strong annuity sales, higher broker client assets, and record mutual fund assets.

o Corporate and Investment Banking revenues up 7% on strength in agency businesses. Compared to 2Q00, revenues are up 21% excluding principal investing while expenses have declined. Seeing increased market share in key investment banking businesses.

Capital

o      Continued focus on strengthening capital ratios:

       o Tier 1 capital ratio improved to 7.40% from 7.18%, the fourth straight quarterly increase.

       o Total capital ratio improved to 11.48% from 11.33%; leverage ratio improved to 6.01% from 5.88%.

Credit

o Credit quality remained relatively stable and we continue to proactively manage the portfolio.

       o Net charge-offs were 0.52% vs. 0.53% in 1Q01. Provided $30 million in excess of net charge-offs and provisions for loans sold or transferred to assets held for sale.

       o Total nonperforming assets declined 6%. Allowance as a percentage of loans and nonperforming assets increased modestly from 1Q01.

June 2000 Strategic Repositioning

o       Completed on schedule and on budget.

2001 Outlook

o Revised charge-off guidance for full year 2001 from 60-80 bps to 55-65 bps.

o       Core earnings of 66 cents provides foundation for continued growth.

o Continued to build capital ratios; settle $500 million in equity forwards during 4Q01.

o Continue to proactively manage the portfolio with goal to hold NPAs relatively flat while maintaining current allowance coverage ratios.
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PERFORMANCE REVIEW
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Before Restructuring and Other Charges/Gains

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Operating Basis Performance Highlights                                  2001                                 2000      2 Q 01
                                                        ---------------------    ---------------------------------
                                                          Second       First       Fourth     Third        Second         vs
(In millions, except per share data)                     Quarter     Quarter      Quarter   Quarter       Quarter      1 Q 01
----------------------------------------------------------------------------------------------------------------------------------
Operating earnings (a)
Net income                                             $     649         610          681       702           714           6  %
Diluted earnings per share                             $    0.66        0.62         0.69      0.71          0.73           6
Return on average assets                                    1.05  %     1.01         1.12      1.12          1.13           -
Return on average stockholders' equity                     16.19       15.64        15.36     15.76         17.74           -
Overhead efficiency ratio                                  64.34  %    65.18        63.85     66.42         64.36           -
Operating leverage                                     $      60         (65)          30      (133)         (134)          -  %
----------------------------------------------------------------------------------------------------------------------------------
Cash operating earnings
Net income                                             $     723         684          753       778           807           6  %
Diluted earnings per share                             $    0.73        0.69         0.76      0.79          0.82           6
Return on average tangible assets                           1.19  %     1.15         1.26      1.26          1.30           -
Return on average tangible stockholders' equity            23.35       22.91        21.55     22.15         30.18           -
Overhead efficiency ratio                                  62.06  %    62.80        61.46     64.17         61.64           -
Operating leverage                                     $      59         (67)          31      (154)         (136)          -  %
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Other financial data
Net interest margin                                         3.41  %     3.42         3.46      3.52          3.51           -
Fee and other income as % of total revenue                 48.32       47.13        47.38     46.93         47.50           -
Effective income tax rate                                  31.54  %    31.54        31.21     30.43         32.45           -
Period-end common stock price                          $   34.94       33.00        27.81     32.19         25.00           6  %
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Asset quality
Net charge-offs as % of average loans, net                  0.52  %     0.53         0.64      0.46          0.69           -
Nonperforming assets to loans, net,
  foreclosed properties and assets held for sale            1.23  %     1.30         1.22      0.98          0.87           -
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Capital adequacy
Tier 1 capital ratio (b)                                    7.40  %     7.18         7.02      7.00          6.65           -
Total capital ratio (b)                                    11.48       11.33        11.19     11.32         10.57           -
Leverage ratio (b)                                          6.01  %     5.88         5.92      5.73          5.34           -
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Other
Average diluted shares (In thousands)                    978,185     975,847      990,445   986,763       981,940           -  %
Actual shares (In thousands)                             979,205     981,268      979,963   986,004       986,394           -
Dividends paid per common share                        $    0.24        0.24         0.48      0.48          0.48           -
Dividend payout ratio                                      36.36  %    38.71        69.57     67.42         65.75           -
Book value per share                                   $   16.49       16.39        15.66     15.00         14.14           1
FTE employees                                             67,420      69,362       70,639    70,533        72,890          (3) %
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(a) Operating earnings are reported net income excluding after-tax net restructuring, merger-related and other changes and gains.
(b) The second quarter of 2001 is based on estimates.
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


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EARNINGS SUMMARY
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Before Restructuring and Other Charges/Gains

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Operating Earnings Summary                                                   2001                               2000      2 Q 01
                                                            ----------------------    -------------------------------
                                                               Second       First       Fourth       Third    Second     vs
(In millions, except per share data)                          Quarter     Quarter      Quarter     Quarter   Quarter      1 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Net interest income (Tax-equivalent)                      $     1,742       1,734        1,757       1,860     1,930           -   %
Fee and other income                                            1,629       1,546        1,582       1,645     1,746           5
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  Total revenue (Tax-equivalent)                                3,371       3,280        3,339       3,505     3,676           3
Provision for loan losses                                         223         219          192         142       228           2
Noninterest expense                                             2,169       2,138        2,132       2,328     2,366           1
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Income before income taxes (Tax-equivalent)                       979         923        1,015       1,035     1,082           6
Income taxes                                                      299         281          309         307       343           6
Tax-equivalent adjustment                                          31          32           25          26        25          (3)
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Net income                                                $       649         610          681         702       714           6   %
Net income (Cash basis)                                   $       723         684          753         778       807           6   %
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Diluted earnings per share                                $      0.66        0.62         0.69        0.71      0.73           6   %
Diluted earnings per share (Cash basis)                   $      0.73        0.69         0.76        0.79      0.82           6   %
Return on average stockholders' equity                          16.19  %    15.64        15.36       15.76     17.74           -
Return on average tangible
  stockholders' equity (Cash basis)                             23.35  %    22.91        21.55       22.15     30.18           -
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


NET INTEREST INCOME
-------------------

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Interest Income Summary                                               2001                                  2000       2 Q 01
                                                   ------------------------    ----------------------------------
                                                     Second          First       Fourth       Third       Second         vs
(In millions)                                       Quarter        Quarter      Quarter     Quarter      Quarter       1 Q 01
-----------------------------------------------------------------------------------------------------------------------------------
Average earning assets                           $  204,673        203,720      202,606     211,089      220,061            -   %
Average interest-bearing liabilities                185,224        183,995      181,832     190,146      196,954            1
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Interest income (Tax-equivalent)                      3,851          4,057        4,289       4,491        4,517           (5)
Interest expense                                      2,109          2,323        2,532       2,631        2,587           (9)
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Net interest income (Tax-equivalent)             $    1,742          1,734        1,757       1,860        1,930            -   %
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Rate earned                                            7.54    %      8.03         8.44        8.48         8.24            -
Equivalent rate paid                                   4.13           4.61         4.98        4.96         4.73            -
-----------------------------------------------------------------------------------------------------------------------------------
Net interest margin                                    3.41    %      3.42         3.46        3.52         3.51            -
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

Key Points
o Margin remained relatively flat despite the declining rate environment as higher spreads were offset by the 1Q01 securitization and sale of The Money Store loans and growth in the equity derivatives business


Net Interest Income increased modestly, the result of the benefit associated with lower interest rates, as liabilities generally repriced faster than assets. This benefit was largely offset by the impact of the securitization and sale of TMS loans in 1Q01 and growth in low-yielding assets related to our equity derivatives business.
      Net interest margin decreased 1 bps to 3.41%. Higher spreads related to the rate environment were offset by reduced margin related to the TMS securitization and sale and by growth in equity derivative assets. Excess liquidity (sold as fed funds) also reduced the margin modestly. Derivatives hedging asset and liability positions contributed 13 bps to the margin, down from 14 bps in 1Q01.
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
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Average Balance Sheet Data                                 2001                                            2000       2 Q 01
                                 -------------------------------    --------------------------------------------
                                           Second         First         Fourth        Third              Second         vs
(In millions)                             Quarter       Quarter        Quarter      Quarter             Quarter       1 Q 01
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
Commercial loans                         $ 76,378        77,270         76,253       75,380              75,951           (1)%
Consumer loans                             42,834        42,580         43,840       48,095              56,663            1
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  Total loans                            $119,212       119,850        120,093      123,475             132,614           (1)%
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Core interest-bearing deposits           $ 91,654        91,149         91,069       89,637              89,285            1 %
Noninterest-bearing deposits               27,381        27,043         27,875       28,437              28,971            1
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  Total core deposits                     119,035       118,192        118,944      118,074             118,256            1
Foreign and other time deposits            17,944        19,090         19,385       25,038              22,948           (6)
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  Total  deposits                       $136,979       137,282        138,329      143,112             141,204            - %
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


Key Points
o Solid consumer loan growth of 2% and small business up 5%, excluding divestitures and securitizations
o Core deposits up 1%, despite an average impact of $434 million from divestitures; low cast core deposits up $2.6 billion excluding divestitures
o Reduced purchased deposits due to core deposit growth and lower cost alternatives

Average earning assets increased 0.5%.

      Average loans declined 0.5%. Average commercial loans were down 1%, and were modestly affected lower commercial real estate balances and by the transfer of loans to held for sale in 1Q01.

      Average consumer loans increased 1%, and increased 2% excluding the impact of $264 million sold or transferred to assets held for sale in 2Q01 and 1Q01 and $400 million in planned runoff of the indirect auto lending and leasing portfolio. Home equity and other consumer direct lending accounted for the normalized increase.

      Securities and trading assets were flat. Trading account assets increased 5%, the result of continued growth in the equity derivatives business. Securities declined 1%. Other earning assets increased 7% due to an increase in fed funds sold, reverse repos, and interest-bearing balances.

Average interest-bearing liabilities increased 0.5%.

      Average core deposits increased 1%, despite a divestiture impact on the average of $434 million in 1Q01. Both interest-bearing and noninterest-bearing core deposits increased. Low cost core deposits, which exclude CDs and CAP FDIC balances, increased $2.6 billion or 4% excluding divestitures, due to continued sales and retention efforts. Time deposits declined due to the less-attractive rate environment. Other deposits decreased 6%, as both foreign and other time deposits were reduced due to a shift to lower cost wholesale funding sources. Thus, total deposits were flat.

      Liquidity improved as growth in cash and cash equivalents of $2.6 million outpaced growth of $2.4 billion in short-term borrowings, despite a decline of $1.1 billion in other deposits. Long-term debt declined 1%.
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FEE AND OTHER INCOME
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
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Fee and Other Income                                             2001                                     2000         2 Q 01
                                                ----------------------     ------------------------------------
                                                  Second        First         Fourth       Third        Second           vs
(In millions)                                    Quarter      Quarter        Quarter     Quarter       Quarter         1 Q 01
--------------------------------------------------------------------------------------------------------------------------------
Service charges and fees                     $       486          468            481         508           491              4  %
Commissions                                          389          375            383         365           375              4
Fiduciary and asset management fees                  384          381            387         384           374              1
Advisory, underwriting and other
  investment banking fees                            238          198            187         148           182             20
Principal investing                                  (58)         (43)           (43)         34           205            (35)
Other income                                         190          167            187         206           119             14
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        Total fee and other income           $     1,629        1,546          1,582       1,645         1,746              5  %
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

Key Points
o  Across-the-board increases in all fee categories except principal investing
o Service charges and fees up 4% on strong growth in both the General Bank and Corporate and Investment Banking
o  Solid asset management and commissions performance in a challenging market
o Corporate and Investment Banking fees up on increased activity in agency businesses
o  Other income up due to mortgage and home equity-related income


Fee and other income increased 5% on strength in investment banking agency businesses as well as increases in service charges and fees and commissions. Fees were 48% of total revenue in 2Q01 and 47% in 1Q01.

Service charges and fees grew 4%, on 7% growth in core businesses (7% in General Bank and 5% in Corporate and Investment Banking). Parent contribution declined due to branch divestitures. Mild seasonality in 1Q01 had a minimal effect on growth.

Commissions increased 4%, despite a continuing weak market environment, primarily due to strong annuity sales volume of $717 million and increased broker client assets.

Fiduciary and asset management fees grew 1%, despite a challenging market environment, reflecting a balanced mix of funds. Money market flows were strong, and mutual fund assets reached a record, but the asset mix shifted slightly toward lower-yielding funds. Additionally, average levels of most market indices for the quarter were down from 1Q01.

Advisory, underwriting and other investment banking fees increased 20%. The quarter was particularly strong in agency businesses, as M&A, loan syndications, and commercial real estate finance posted higher results. 1Q01 asset securitization results included trading losses of $46 million in connection with certain nonperforming assets. Fixed income results continued strong but were $50 million lower than 1Q01, as that quarter marked a record for trading results.

Principal investing losses were $58 million, primarily due to impairments on private equity investments taken during the quarter. Losses were $43 million in 1Q01.
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Other income increased $23 million. 2Q01 mortgage income was $40 million versus
$18 million in 1Q01, primarily related to deliveries and flow servicing sales. 2Q01 results also included a $21 million gain on an $800 million securitization and sale of recent PEL production. Commercial leasing income of $48 million was up $3 million. Net securities losses were less than $1 million compared to losses of $16 million in 1Q01 (2Q01 included $26 million of asset securitization impairment losses on certain nonperforming securities). Market valuation adjustments in 2Q01 of $14 million included $7 million related to the mortgage company (offset by gains in hedge positions). 1Q01 market valuation adjustments totaled $30 million. 1Q01 results included a $75 million gain on the exchange of our interest in Star ATM networks. Other income increased $14 million excluding these items.

NONINTEREST EXPENSE
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
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Noninterest Expense                                                    2001                                    2000    2 Q 01
                                                   -------------------------    ------------------------------------
                                                       Second         First         Fourth       Third       Second      vs
(In millions)                                         Quarter       Quarter        Quarter     Quarter      Quarter    1 Q 01
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
Salaries and employee benefits                  $       1,363         1,329          1,243       1,381        1,396         3  %
Occupancy                                                 155           163            150         157          155        (5)
Equipment                                                 198           205            221         213          210        (3)
Advertising                                                11             9             16          14           31        22
Communications and supplies                               111           110            123         117          122         1
Professional and consulting fees                           69            73             97          87           82        (5)
Goodwill and other intangible amortization                 77            78             80          79          100        (1)
Sundry expense                                            185           171            202         280          270         8
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        Total noninterest expense               $       2,169         2,138          2,132       2,328        2,366         1  %
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FTE employees                                          67,420        69,362         70,639      70,533       72,890        (3) %
Overhead efficiency ratio (Cash basis)                  62.06  %      62.80          61.46       64.17        61.64         -
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

Key Points
o  Total expenses remained virtually flat
o Personnel expenses up modestly due to impact of lower FTEs offset by incentive payments on increased revenue
o  Sundry expenses increased due to costs associated with higher loan volume
o  Remaining categories down $17 million in total


Noninterest expense increased 1%. Salaries and employee benefits expenses grew 3%, due to lower FTEs offset by higher incentive payments on increased revenue. Sundry expense increased $14 million, the result of higher loan costs related to higher mortgage, home equity, and student lending volumes. Other expense categories declined $17 million in the aggregate, reflecting tight expense management.

Intangible amortization consisted of $60 million in goodwill amortization and $17 million of deposit based intangible (DBI) amortization.


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ASSET QUALITY
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
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Asset Quality                                                           2001                                 2000        2 Q 01
                                                         --------------------    ---------------------------------
                                                          Second       First       Fourth      Third       Second           vs
(In millions)                                            Quarter     Quarter      Quarter    Quarter      Quarter        1 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Loans                                                  $   1,223       1,231        1,176        854          791            (1) %
Other real estate                                            104         106          103         97           93            (2)
Loans in assets held for sale                                250         344          334        349          331           (27)
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  Total nonperforming assets                           $   1,577       1,681        1,613      1,300        1,215            (6) %
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as % of loans, net                                          1.08   %    1.09         1.03       0.77         0.69             -
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as % of loans, net, including assets held for sale          1.23   %    1.30         1.22       0.98         0.87             -
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Allowance for loan losses
Balance, beginning of period                           $   1,759       1,722        1,720      1,706        1,760             2 %
Provision for loan losses                                    223         219          192        322        1,030             2
Allowance relating to loans transferred to
  other assets or sold                                       (65)        (23)           2       (166)        (856)            -
Loan losses, net                                            (157)       (159)        (192)      (142)        (228)            1
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Balance, end of period                                 $   1,760       1,759        1,722      1,720        1,706             -  %
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as % of loans, net                                          1.44   %    1.43         1.39       1.39         1.33             -
as % of nonaccrual and restructured loans (a)                144         143          146        202          215             -
as % of nonperforming assets (a)                             133   %     132          135        181          193             -
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Loan losses, net                                       $     157         159          192        142          228            (1) %
Commercial, as % of average commercial loans                0.55   %    0.56         0.80       0.53         0.73             -
Consumer, as % of average consumer loans                    0.48        0.48         0.36       0.35         0.63             -
Total, as % of average loans, net                           0.52   %    0.53         0.64       0.46         0.69             -
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(a) These ratios do not include nonperforming loans included in other assets as held for sale.
Loans 90 days past due were $213 million, $220 million, $183 million, $145 million and $84 million in the second and first quarters of 2001 and in the fourth, third and second quarters of 2000, respectively.
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

Key Points
o  Total NPAs declined 6%
o  Allowance increased to 1.44% of net loans
o Provision exceeded charge-offs by $66 million including the provision for loans sold or transferred to held for sale
o  Delinquencies 90 days past due were $213 million vs. $220 million at March 31
o  Net loan losses declined to $157 million or 52 bps

Net loan losses decreased $2 million to $157 million, and the charge-off ratio declined to 0.52% from 0.53% in 1Q01. Gross charge-offs were $191 million offset by $34 million in recoveries.

Provision for loan losses exceeded net charge-offs by $66 million. This resulted in the allowance remaining fairly stable after accounting for offsets relating to loan sales and transfers of loans to assets held for sale.

Allowance for loan losses remained relatively flat at $1.76 billion, or 1.44% of loans versus 1.43% in 1Q01. The allowance to NPLs ratio rose to 144% while the allowance to NPA ratio (excluding NPAs in assets held for sale) also increased slightly to 133%.

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
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Nonperforming Assets (a)                                                2001                                 2000        2 Q 01
                                                       ----------------------    ---------------------------------
                                                        Second         First       Fourth      Third       Second           vs
(In millions)                                          Quarter       Quarter      Quarter    Quarter      Quarter        1 Q 01
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
Balance, beginning of period                        $    1,337         1,279          951        884        1,270             5  %
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Commercial loan activity (over $5 million)
  New nonaccrual loans and advances                        314           266          487        223          242            18
  Charge-offs                                              (49)          (69)        (112)       (27)         (93)          (29)
  Transfers (to) from assets held for sale                   -             -           11        (46)        (223)            -
  Payments and return to accrual status                    (50)          (59)         (22)       (29)         (11)           15
  Sales                                                    (54)            -          (15)         -            -             -
Other (activity under $5 million)                         (100)          (53)         (69)       (93)         (78)            -
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        Commercial loan activity                            61            85          280         28         (163)          (28)
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Consumer loan activity
  Transfers to assets held for sale                       (123)          (90)           -          -         (243)          (37)
  Other, net                                                52            63           48         39           20           (17)
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       Consumer loan activity                              (71)          (27)          48         39         (223)            -
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       Change in nonperforming assets                      (10)           58          328         67         (386)            -
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Balance, end of period                              $    1,327         1,337        1,279        951          884            (1) %
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(a) Excludes nonperforming loans included in assets held for sale, which in the second and first quarters of 2001 and in the fourth, third and second quarters of 2000 were $250 million, $334 million, $349 million and $331 million, respectively.
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

Key Points
o Transferred $123 million of consumer NPLs to assets held for sale; sale expected to close in 3Q01
o  NPAs including assets held for sale declined by $104 million or 6%

Nonperforming assets declined slightly by $10 million and, including NPAs in assets held for sale, declined $104 million or 6%. While new nonaccrual commercial loan balances rose by $56 million, the increase was more than offset by sales, payments and the return to performing status of certain loans. Consumer NPLs and NPAs in assets held for sale were also lower. During the quarter, the company sold $54 million of commercial and $13 million of consumer nonperforming loans and an additional $73 million of commercial NPLs and $83 million of consumer NPLs out of assets held for sale.
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LOANS HELD FOR SALE
-------------------

--------------------------------------------------------------------------------------------------------------------------------
Loans Held for Sale                                                             2001                                       2000
                                                           --------------------------   ----------------------------------------
                                                                 Second        First        Fourth       Third           Second
(In millions)                                                   Quarter      Quarter       Quarter     Quarter          Quarter
--------------------------------------------------------------------------------------------------------------------------------
2000 Strategic Repositioning
Balance, beginning of period                             $          689        4,263         4,983       6,326                -
Loans transferred to (from) assets held for sale, net               (98)           -             -         719            7,182
Allowance for loan losses related to
  loans transferred to assets held for sale                           -            -             2        (166)            (856)
Lower of cost or market valuation adjustments                       (21)         (50)         (111)          -                -
Loans sold                                                         (190)      (3,327)         (289)     (1,756)               -
Other, net (a)                                                      (63)        (197)         (322)       (140)               -
--------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                              317          689         4,263       4,983            6,326
--------------------------------------------------------------------------------------------------------------------------------
Other (b)
Balance, beginning of period                                      6,101        3,883         4,108       4,310            4,875
Originations                                                      5,279        4,773         2,701       2,495            1,568
Loans transferred to (from) assets held for sale, net                37          282          (556)        (24)            (515)
Allowance for loan losses related to
  loans transferred to assets held for sale                         (40)         (23)            -           -                -
Lower of cost or market valuation adjustments                       (14)         (30)          (33)        (46)             (53)
Loans sold                                                       (5,475)      (2,628)       (2,204)     (2,587)          (1,408)
Other, net (a)                                                     (242)        (156)         (133)        (40)            (157)
--------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                            5,646        6,101         3,883       4,108            4,310
--------------------------------------------------------------------------------------------------------------------------------
Loans held for sale, end of period                       $        5,963        6,790         8,146       9,091           10,636
--------------------------------------------------------------------------------------------------------------------------------
(a) Other, net represents primarily loan payments.
(b) Other includes primarily student, mortgage warehouse, home equity and syndication loans.
Nonperforming loans included in assets held for sale in the second and first quarters of 2001 and in the fourth, third, and second quarters of 2000 were $250 million, $344 million, $334 million, $349 million and $331 million, respectively.
--------------------------------------------------------------------------------------------------------------------------------

Key Points
o  Sold $190 million of loans from strategic repositioning portfolio
o $317 million remains from repositioning; sale of $152 million of loans expected to close in early 3Q01
o  Strategic repositioning is now complete

Strategic Repositioning: During the quarter we sold $68 million of commercial loans and $122 million of TMS loans in assets held for sale. Payments reduced balances by $65 million. A balance of $317 million remains from the total restructuring. $152 million of these loans are under contract for sale in 3Q01.

Other: During the quarter we transferred $131 million of consumer loans, $123 million of which were NPLs, to assets held for sale. The sale of these loans is expected to close in 3Q01. Of the total $40 million allowance transferred with the loans, $22 million were existing reserves and $18 million represented 2Q01 additional provision to adjust the loans to market value. We also sold $670 million of commercial loans and $4.8 billion of consumer loans, primarily mortgages delivered to agencies out of the AHFS portfolio.


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Restructuring and Divestitures
------------------------------

------------------------------------------------------------------------------------------------------------------------
Restructuring Charges and Other Charges/Gains                            2001                                      2000
                                                        ----------------------   ---------------------------------------
                                                           Second       First       Fourth         Third         Second
(In millions)                                             Quarter     Quarter      Quarter       Quarter        Quarter
------------------------------------------------------------------------------------------------------------------------
Restructuring charges
Employee termination benefits                         $       (26)          2           10            27            135
Occupancy                                                     (32)          -            -            15             93
Goodwill and other asset impairments (noncash)                  -           -            -             -          1,754
Other asset impairments                                         -          (1)          (1)          (16)            35
Contract cancellations                                        (15)         (1)         (10)            4             80
Other                                                           -           -            1             -              2
------------------------------------------------------------------------------------------------------------------------
    Total restructuring charges                               (73)          -            -            30          2,099
Reversal of March 1999 and other accruals                       -         (14)          (1)           (2)             -
------------------------------------------------------------------------------------------------------------------------
    Total                                                     (73)        (14)          (1)           28          2,099
Merger-related charges                                          4          16           34            24             11
------------------------------------------------------------------------------------------------------------------------
    Total                                                     (69)          2           33            52          2,110
------------------------------------------------------------------------------------------------------------------------
Other charges/gains
Provision for loan losses                                       -           -            -           180            802
Service charges and fees                                        -           -            -             2             44
Other income                                                   (1)        (28)        (171)         (540)           768
Other noninterest expense                                      97          69          212            68             27
------------------------------------------------------------------------------------------------------------------------
    Total other charges/gains                                  96          41           41          (290)         1,641
------------------------------------------------------------------------------------------------------------------------
    Total restructuring and other charges/gains                27          43           74          (238)         3,751
Income taxes (benefits)                                       (11)        (17)         (38)           88           (838)
------------------------------------------------------------------------------------------------------------------------
After-tax restructuring, merger-related
   and other charges/gains                            $        16          26           36          (150)         2,913
------------------------------------------------------------------------------------------------------------------------


Key Points
o  Completed June 2000 strategic repositioning efforts on schedule and on budget
o $73 million reversal due to favorable variances on occupancy and contract termination costs, and lower severance costs
o $97 million other noninterest expense largely comprised of related personnel expense to right-size staff and support functions, real estate consolidation expenses, contract termination costs and professional fees



In 2Q01, we achieved the goals set out in our June 2000 strategic repositioning. The company recorded a net after-tax charge of $16 million in restructuring and other charges and gains. This charge reflects completion of the activity associated with our strategic repositioning. Significant items included the following:

     o Net reversals of previously accrued restructuring charges totaling $73 million reflect favorable variance on contract termination and occupancy costs, and lower severance costs for employees identified at the time of the announcement of our strategic repositioning.

     o Other noninterest expense includes severance and outplacement expense of $31 million related to the right-sizing of staff and support functions; real estate consolidation expenses of $18 million; contract termination expenses of $16 million; professional fees of $12 million; card and mortgage servicing deconversion expenses of $9 million and other expenses totaling $11 million.






BUSINESS SEGMENT RESULTS
------------------------

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

--------------------------------------------------------------------------------------------------------------------------------
First Union Corporation                      Three Months Ended June 30, 2001
                                             -----------------------------------------------------------------------------------
Performance Summary                              General           Capital                     Corporate &
(In millions)                                       Bank        Management              Investment BParent          Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $       1,128                78              455             50                 1,711
Fee and other income                                 390               771              333            135                 1,629
Intersegment revenue                                  27               (11)             (15)            (1)                    -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                    1,545               838              773            184                 3,340
Provision for loan losses                             98                 -               93             32                   223
Noninterest expense                                  935               667              490             77                 2,169
Income taxes                                         169                58               37             35                   299
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $         343               113              153             40                   649
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $         251                82               (4)            79                   408
Risk adjusted return on capital (RAROC)            38.93 %           45.32            11.74          34.82                 25.39
Economic capital                           $       3,744               986            6,112          1,382                12,224
Overhead efficiency ratio                          59.29 %           79.47            59.93           9.32                 62.06
Average loans, net                         $      65,501             4,559           41,145          8,007               119,212
Average core deposits                      $      99,424             7,976           10,202          1,433               119,035
--------------------------------------------------------------------------------------------------------------------------------

Business segment results are on an operating basis, and accordingly, they exclude restructuring and other charges and gains primarily related to our strategic repositioning announced in June 2000.

We made several changes, as outlined below, in our segment reporting beginning 1Q01. Each of the trailing four quarters has been restated to reflect these changes.

Segments and sub-segments have been realigned: As a result of an in-depth review of our management reporting model, we have designed new methodologies and systems that we believe better reflect the evolution of our three core businesses. We implemented this new management reporting model in the first quarter of 2001. One of the key differences was a redefinition of our segments and subsegments.

Intersegment revenues and servicing cost allocations have been established:
Intersegment revenues (referral fees) are paid from the segment that "owns" a product to the segment that "sells" the product, and they are based upon comparable fees paid in the market and/or upon negotiated amounts which estimate the relative profitability value provided by the selling party. Cost allocation transfers are made for servicing provided from one business segment to another.

Improved allocation of capital: Revised studies have been completed to more accurately assess the risks inherent in each business unit, and capital has been assigned based upon that risk assessment. (See economic capital definition.)

New financial metrics have been implemented: Business units are measured on several new financial metrics, RAROC and Economic Profit (see definitions below).

Cost allocation methodologies have been enhanced: Activity-Based Costing studies have been completed for many business units to better align costs with products and their revenues.

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                                                                         Page 12
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KEY DEFINITIONS
---------------

Activity-Based Costing - A method of determining product costs based upon detailed studies that align the cost of activities with the products those activities support.

Cost of Capital -The cost of capital rate is the minimum rate of return that must be earned so as not to dilute shareholder value. First Union's cost of capital rate has been established using the capital asset pricing model (CAPM) and is currently set at 12 percent. The cost of capital charge is determined by multiplying the cost of capital rate times the amount of economic capital.

Economic Capital - Capital assigned based on a statistical assessment of the credit, market and operating risks taken to generate profits in a particular business unit and/or product.

Economic Net Income - GAAP net income adjusted for intangibles amortization and the after-tax impact of expected losses vs. GAAP loan loss provision.

Economic Profit - Economic net income less the cost of capital charge.

Expected Losses - A long-term measure of credit losses expected on a specific loan or loan portfolio. The loss assigned is based upon studies that analyze the average annual loss rate on groups of loans across multiple business cycles.

RAROC - Risk Adjusted Return On Capital. RAROC is calculated by dividing economic net income by economic capital.

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GENERAL BANK
------------

This segment consists of the Consumer, Commercial, and Small Business operations.

------------------------------------------------------------------------------------------------------------------------
General Bank                                                  2001                                 2000       2 Q 01
                                              ---------------------   ----------------------------------
Performance Summary                              Second      First       Fourth       Third      Second         vs
(In millions)                                   Quarter    Quarter      Quarter     Quarter     Quarter       1 Q 01
------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $      1,128      1,085        1,093       1,097       1,086            4 %
Fee and other income                                390        343          355         352         301           14
Intersegment revenue                                 27         25           25          24          25            8
------------------------------------------------------------------------------------------------------------------------
  Total revenue                                   1,545      1,453        1,473       1,473       1,412            6
Provision for loan losses                            98        101           74          52          51           (3)
Noninterest expense                                 935        908          992         948         966            3
Income taxes                                        169        149          129         154         127           13
------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $        343        295          278         319         268           16 %
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $        251        220          183         212         165           14 %
Risk adjusted return on capital (RAROC)           38.93 %    36.65        31.97       35.33       30.70            -
Economic capital                           $      3,744      3,618        3,653       3,615       3,555            3
Overhead efficiency ratio                         59.29 %    61.19        65.77       62.89       66.83            -
Average loans, net                         $     65,501     63,771       61,735      60,029      58,105            3
Average core deposits                      $     99,424     98,415       98,184      97,186      97,499            1 %
------------------------------------------------------------------------------------------------------------------------

Key Points
o  Revenues up 6%; up 4% excluding mortgage contribution
o  Fee growth driven by service charges and fees, which increased 7%
o Solid loan growth of 3% and deposits up 1%, driven by strong growth of 4% in low cost core deposits (DDA, interest checking, savings, and money market accounts)
o  Efficiency ratio below 60% for the first time; 14% growth in economic profit



--------------------------------------------------------------------------------------------------------------------------
General Bank Key Metrics                                        2001                                2000       2 Q 01
                                           --------------------------   ---------------------------------
                                                  Second       First      Fourth       Third      Second         vs
                                                 Quarter     Quarter     Quarter     Quarter     Quarter       1 Q 01
--------------------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score (a)             6.32        6.29        6.27        6.22        6.19            - %
Online customers (In thousands)                    2,903       2,640       2,367       2,149       1,868           10
Financial centers                                  2,162       2,164       2,193       2,253       2,258            -
ATMs                                               3,419       3,676       3,772       3,831       3,832           (7)%
--------------------------------------------------------------------------------------------------------------------------
(a) Gallup survey measured  on a 1-7 scale; 6.4 = "best in class".
--------------------------------------------------------------------------------------------------------------------------



Overall customer satisfaction score of 6.32 increased for the 9th consecutive quarter and is close to "Best in Class."

ATM count down due to sale and removal of certain non-branded ATMs.

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CONSUMER

This sub-segment includes Retail Banking, First Union Mortgage Corp., First Union Home Equity Bank, Educaid, and other retail businesses.

---------------------------------------------------------------------------------------------------------------------
Consumer                                                    2001                                 2000      2 Q 01
                                            ---------------------   ----------------------------------
Performance Summary                           Second       First      Fourth        Third      Second        vs
(In millions)                                Quarter     Quarter     Quarter      Quarter     Quarter      1 Q 01
---------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                      $       793         755         746          759         755           5 %
Fee and other income                             299         256         267          251         231          17
Intersegment revenue                              12          12          12           12          13           -
---------------------------------------------------------------------------------------------------------------------
  Total revenue                                1,104       1,023       1,025        1,022         999           8
Provision for loan losses                         62          59          35           32          31           5
Noninterest expense                              731         704         751          732         738           4
Income taxes                                     106          90          81           88          77          18
---------------------------------------------------------------------------------------------------------------------
  Operating earnings                     $       205         170         158          170         153          21 %
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                          $       162         140         112          124         108          16 %
Risk adjusted return on capital (RAROC)        43.26 %     41.12       34.73        37.44       34.71           -
Economic capital                         $     2,076       1,952       1,960        1,936       1,907           6
Overhead efficiency ratio                      65.15 %     67.61       72.03        70.42       72.58           -
Average loans, net                       $    34,307      33,034      31,942       30,703      29,246           4
Average core deposits                    $    80,607      80,241      79,897       79,504      79,838           - %
---------------------------------------------------------------------------------------------------------------------

Net interest income was up 5%, due to high mortgage origination volume, record loan production in financial centers and overall wider spreads in a declining interest rate environment. Loans increased 4%, due to strong demand and focused sales efforts. At the same time, core deposits increased for the third consecutive quarter on the strength of interest checking and savings; slightly offset by declines in CDs.

Fee and other income grew 17%, primarily due to strong growth in mortgage originations, debit card, and service charges and fees. Fees were up 9% excluding the contribution from the mortgage business, driven by a 7% increase in service charges and fees from 1Q01. In retail banking alone, service charges and fees were up $9 million or 4%.

2Q01 mortgage and home equity results included $22 million in gains on $3.7 billion in deliveries to agencies, $12 million in gains on flow servicing sales, and $9 million on other sales. 1Q01 included $6 million in gains on deliveries, $12 million in gains on flow servicing sales, and $10 million in other gains. Results were impacted by market valuation adjustments of $15 million on FUHEB NPAs in 1Q01.

Expenses were up 4%, primarily due to increases in volume-based expenses such as loan costs and incentives. Even with tighter expense control, we are currently running close to 100% staffing levels.


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CONSUMER LOAN PRODUCTION

------------------------------------------------------------------------------------------------------------------------
Consumer Loan Volume                                         2001                                2000         2 Q 01
                                          ------------------------   ---------------------------------
                                             Second        First      Fourth      Third       Second            vs
(In millions)                               Quarter       Quarter     Quarter    Quarter      Quarter         1 Q 01
------------------------------------------------------------------------------------------------------------------------
Consumer direct                        $      1,755         1,210       1,246      1,320        1,548             45 %
Prime equity lines                            2,483         1,984       1,785      1,653        1,852             25
First Union Home Equity                       1,558         1,274       1,289      1,245        1,083             22
First Union Mortgage Corporation              4,685         3,394       2,415      2,311        2,434             38
Other                                           731           728         360        392          185              -
------------------------------------------------------------------------------------------------------------------------
Total consumer loan volume             $     11,212         8,590       7,095      6,921        7,102             31 %
------------------------------------------------------------------------------------------------------------------------


Loan volume was up 31%, due primarily to increased refinancing volume in FUMC originations, as well as strong growth in FUHEB volume.

--------------------------------------------------------------------------------------------------------------------------
Consumer Average Loans                                      2001                                   2000         2 Q 01
                                             --------------------    -----------------------------------
                                              Second      First      Fourth       Third         Second             vs
(In millions)                                 Quarter    Quarter     Quarter     Quarter        Quarter         1 Q 01
--------------------------------------------------------------------------------------------------------------------------
Consumer direct                           $    12,595     12,024      11,784      11,496         11,102              5 %
Prime equity lines                              9,738      9,319       8,873       8,435          8,118              4
First Union Home Equity                        11,383     11,097      10,577      10,053          9,295              3
First Union Mortgage Corporation                   87         89          82          90            105             (2)
Other                                             504        505         626         629            626             (0)
--------------------------------------------------------------------------------------------------------------------------
Consumer average loans                    $    34,307     33,034      31,942      30,703         29,246              4 %
--------------------------------------------------------------------------------------------------------------------------

Average loan outstandings increased 4%, attributable to continued strong sales efforts and increased focus on behavioral cross-selling (acquiring transactional, borrowing and investing customers).


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COMMERCIAL

This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

-----------------------------------------------------------------------------------------------------------------------------
Commercial                                                    2001                                   2000         2 Q 01
                                              ---------------------   ------------------------------------
Performance Summary                              Second      First       Fourth       Third        Second         vs
(In millions)                                   Quarter    Quarter      Quarter     Quarter       Quarter         1 Q 01
-----------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $        172        169          179         172           170              2 %
Fee and other income                                 39         35           36          33            33             11
Intersegment revenue                                 14         12           13          12            12             17
-----------------------------------------------------------------------------------------------------------------------------
  Total revenue                                     225        216          228         217           215              4
Provision for loan losses                            17         21           29          17            18            (19)
Noninterest expense                                 112        107          150         129           139              5
Income taxes                                         28         27            9          20            13              4
-----------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $         68         61           40          51            45             11 %
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $         30         24            7          11             6             25 %
Risk adjusted return on capital (RAROC)           22.99 %    20.76        14.59       16.05         14.20              -
Economic capital                           $      1,098      1,116        1,146       1,130         1,129             (2)
Overhead efficiency ratio                         47.39 %    47.92        62.26       56.71         61.18              -
Average loans, net                         $     23,320     23,204       22,472      22,077        21,926              -
Average core deposits                      $     10,106      9,479        9,467       8,908         8,967              7 %
-----------------------------------------------------------------------------------------------------------------------------


Net interest income increased 2%. Loans were essentially flat, due to a slowing in loan demand in this sub-segment's customer base. Deposits were up a solid 7%, driven by continued focus on attracting low cost core deposits.

Fee and other income grew 11%, due to increased cash management service charges (on lower compensating balances) as a result of a lower interest rate environment. Service charges and fees were up $5 million or 15% from the prior quarter. Results were particularly strong in government and real estate.

Expenses increased 5%, wholly attributable to volume-based expenses.

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SMALL BUSINESS

This sub-segment consists of Small Business Lending, Small Business Banking, and Small Business Capital (SBA).

----------------------------------------------------------------------------------------------------------------------------
Small Business                                             2001                                      2000        2 Q 01
                                              ------------------   ---------------------------------------
Performance Summary                           Second      First       Fourth         Third         Second          vs
(In millions)                                 uarter    Quarter      Quarter       Quarter        Quarter        1 Q 01
----------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $     163        161          168           166            161             1 %
Fee and other income                              52         52           52            68             37             -
Intersegment revenue                               1          1            -             -              -             -
----------------------------------------------------------------------------------------------------------------------------
  Total revenue                                  216        214          220           234            198             1
Provision for loan losses                         19         21           10             3              2           (10)
Noninterest expense                               92         97           91            87             89            (5)
Income taxes                                      35         32           39            46             37             9
----------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $      70         64           80            98             70             9 %
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $      59         56           64            77             51             5 %
Risk adjusted return on capital (RAROC)        53.89 %    53.06        58.56         67.60          51.89             -
Economic capital                           $     570        550          547           549            519             4
Overhead efficiency ratio                      42.26 %    44.21        40.62         36.18          44.24             -
Average loans, net                         $   7,874      7,533        7,321         7,249          6,933             5
Average core deposits                      $   8,711      8,695        8,820         8,774          8,694             - %
----------------------------------------------------------------------------------------------------------------------------


Net interest income rose 1%. Loans increased 5% driven by small business lending, while average core deposits were relatively flat.

Fee and other income matched 1Q01 levels, as securitization and service charge income was flat.

Expenses decreased 5%, due to tighter expense control.





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CAPITAL MANAGEMENT
------------------

This segment includes Asset Management, Retail Brokerage Services, and Wealth and Trust Services


----------------------------------------------------------------------------------------------------------------------
Capital Management                                           2001                                 2000     2 Q 01
                                              --------------------   ----------------------------------
Performance Summary                             Second      First      Fourth        Third      Second       vs
(In millions)                                  Quarter    Quarter     Quarter      Quarter     Quarter     1 Q 01
----------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $        78         78          89           86          90          - %
Fee and other income                               771        765         777          761         752          1
Intersegment revenue                               (11)       (12)        (12)         (13)        (13)        (8)
----------------------------------------------------------------------------------------------------------------------
  Total revenue                                    838        831         854          834         829          1
Provision for loan losses                            -          -           -            -           -          -
Noninterest expense                                667        659         654          652         624          1
Income taxes                                        58         59          68           62          70         (2)
----------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $       113        113         132          120         135          - %
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $        82         82         101           90         105          - %
Risk adjusted return on capital (RAROC)          45.32 %    45.93       53.10        48.45       55.54          -
Economic capital                           $       986        985         974          979         972          -
Overhead efficiency ratio                        79.47 %    79.15       76.66        78.11       75.23          -
Average loans, net                         $     4,559      4,497       4,424        4,295       4,250          1
Average core deposits                      $     7,976      8,003       7,879        7,935       7,888          - %
----------------------------------------------------------------------------------------------------------------------

Key Points
o  Solid revenue performance during continuing market volatility
o  In Retail Brokerage, record bank annuity sales over $700 million drove increased production
----------------------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                                2001                                  2000         2 Q 01
                                           ------------------------   -----------------------------------
                                              Second         First       Fourth       Third       Second           vs
(In millions)                                Quarter       Quarter      Quarter     Quarter      Quarter         1 Q 01
----------------------------------------------------------------------------------------------------------------------------
Trust assets                             $    81,879        81,576       85,933      87,922       83,499              -  %
Mutual fund assets                            90,279        86,767       84,797      85,223       82,131              4
----------------------------------------------------------------------------------------------------------------------------
  Total assets under management          $   172,158       168,343      170,730     173,145      165,630              2 %
----------------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales      $     1,981         1,983        1,762       1,819        1,656              -  %
----------------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM)        $   499,847       489,380      485,516     500,962      507,193              2  %
----------------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)            7,706         7,784        7,459       7,342        7,091             (1)
Brokerage offices (Actual)                     2,690         2,695        2,568       2,623        2,604              -  %
----------------------------------------------------------------------------------------------------------------------------

Key Points
o Mutual funds surpassed $90 billion for the first time - equity increased 5%, money market up 4%, and fixed income stable
o Despite unsettled market conditions, total assets under management increased 2% to $172 billion as both trust and mutual funds gained net new assets


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                                                                         Page 19
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ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services.

-----------------------------------------------------------------------------------------------------------------------
Asset Management                                             2001                               2000        2 Q 01
                                              --------------------   --------------------------------
Performance Summary                             Second      First       Fourth      Third     Second        vs
(In millions)                                  Quarter    Quarter      Quarter    Quarter    Quarter        1 Q 01
-----------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $       (14)       (11)          (8)        (8)        (5)          (27)%
Fee and other income                               153        156          162        164        152            (2)
Intersegment revenue                                 -          -            -          -          -             -
-----------------------------------------------------------------------------------------------------------------------
  Total revenue                                    139        145          154        156        147            (4)
Provision for loan losses                            -          -            -          -          -             -
Noninterest expense                                 90         89           95         89         88             1
Income taxes                                        16         20           20         23         20           (20)
-----------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $        33         36           39         44         39            (8)%
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $        29         33           35         40         35           (12)%
Risk adjusted return on capital (RAROC)         109.52  %  121.75       123.11     139.70     129.11             -
Economic capital                           $       122        121          125        125        122             1
Overhead efficiency ratio                        64.21  %   61.62        61.93      57.16      59.68             -
Average loans, net                         $         9          1            -          -          -             -
Average core deposits                      $        19          5            -          -          -             - %
-----------------------------------------------------------------------------------------------------------------------


Fee and other income decreased 2%, despite continued strong net fund flows, due to lower daily average equity market valuations in 2Q01 versus 1Q01.

Expenses remained relatively flat reflecting continued focus on operating efficiency.

------------------------------------------------------------------------------------------------------------------------------------
Mutual Funds                                                           2001                                  2000         2 Q 01
                                 -------------------------------------------     ---------------------------------
                                   Second Quarter          First Quarter          Fourth       Third      Second            vs
                                 -------------------   ---------------------
(In billions)                     Amount  Fund Mix        Amount  Fund Mix        Quarter     Quarter     Quarter         1 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Assets Under Management
Money market                    $     55        61%   $    53         61%      $    47          44          41              4 %
Equity                                23        26         22         25            26          29          29              5
Fixed income                          11        12         11         13            11          11          11              -
Annuity                                1         1          1          1             1           1           1              -
------------------------------------------------------------------------------------------------------------------------------------
  Total mutual fund assets      $     90       100%   $    87        100%      $    85          85          82              4 %
------------------------------------------------------------------------------------------------------------------------------------


o A balanced investment philosophy and product offering enabled Capital Management to retain assets and grow total assets under management.

Total mutual fund assets rose by 4%, spurred by period end improvement in the equity markets and solid net money market sales of $2 billion for the quarter. The fund mix remained relatively stable on a quarter-linked basis, with money market assets growing by 4% and accounting for 61% of total assets and equity funds rising almost 5% to comprise 26% of total assets.

--------------------------------------------------------------------------------
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RETAIL BROKERAGE SERVICES

This sub-segment includes Retail Brokerage and Insurance Services.

---------------------------------------------------------------------------------------------------------------------
Retail Brokerage Services                                    2001                                 2000     2 Q 01
                                             ---------------------  -----------------------------------
Performance Summary                             Second      First       Fourth      Third       Second       vs
(In millions)                                  Quarter    Quarter      Quarter    Quarter      Quarter     1 Q 01
---------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                       $         36         36           41         38           38          - %
Fee and other income                               499        492          491        480          485          1
Intersegment revenue                               (11)       (11)         (12)       (12)         (13)         -
---------------------------------------------------------------------------------------------------------------------
  Total revenue                                    524        517          520        506          510          1
Provision for loan losses                            -          -            -          -            -          -
Noninterest expense                                459        451          446        449          427          2
Income taxes                                        21         23           24         20           28         (9)
---------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $         44         43           50         37           55          2 %
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                           $         26         23           30         18           36         13 %
Risk adjusted return on capital (RAROC)          27.50 %    26.57        30.73      22.75        34.41          -
Economic capital                          $        643        650          643        648          646         (1)
Overhead efficiency ratio                        87.28 %    87.39        85.55      88.90        83.62          -
Average loans, net                        $          -          1            -          1            -          -
Average core deposits                     $         79        104           79         70           74        (24)%
---------------------------------------------------------------------------------------------------------------------

Net interest income remained flat, as margin loan receivables have stabilized.

Fee and other income was up $7 million or 1%, aided by strong annuity sales and increased broker client assets which rose 5% during the quarter driven by the continued success of the advice-driven distribution model.

Expenses increased 2% due primarily to costs associated with higher levels of production.

--------------------------------------------------------------------------------------------------------------------------
Retail Brokerage Metrics                                    2001                                   2000         2 Q 01
                                           ----------------------   ------------------------------------
                                              Second       First       Fourth       Third        Second           vs
(In millions)                                Quarter     Quarter      Quarter     Quarter       Quarter         1 Q 01
--------------------------------------------------------------------------------------------------------------------------
Broker client assets                    $    205,000     196,069      204,742     216,012       202,017              5 %
--------------------------------------------------------------------------------------------------------------------------
Margin loans                            $      3,060       3,060        3,556       4,013         3,613              - %
--------------------------------------------------------------------------------------------------------------------------
Asset management accounts
Number of accounts (In thousands)                974         990          993         972           889             (2)%
--------------------------------------------------------------------------------------------------------------------------
Licensed sales force
Full-service financial advisors                4,678       4,723        4,322       4,255         3,916             (1)%
Financial center series 6                      3,028       3,061        3,137       3,087         3,175             (1)
--------------------------------------------------------------------------------------------------------------------------
  Total sales force                            7,706       7,784        7,459       7,342         7,091             (1)%
--------------------------------------------------------------------------------------------------------------------------


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WEALTH AND TRUST SERVICES

This sub-segment includes the Private Client business, offering services to high net worth individuals, and Corporate and Institutional Trust.


------------------------------------------------------------------------------------------------------------------------
Wealth and Trust Services                                   2001                                 2000        2 Q 01
                                             --------------------    ---------------------------------
Performance Summary                            Second      First       Fourth       Third      Second          vs
(In millions)                                 Quarter    Quarter      Quarter     Quarter     Quarter        1 Q 01
------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                       $        54         52           54          55          56             4 %
Fee and other income                              129        128          133         130         129             1
Intersegment revenue                                1         (1)          (1)         (1)         (1)            -
------------------------------------------------------------------------------------------------------------------------
  Total revenue                                   184        179          186         184         184             3
Provision for loan losses                           -          -            -           -           -             -
Noninterest expense                               128        128          123         122         119             -
Income taxes                                       20         17           21          21          22            18
------------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $        36         34           42          41          43             6 %
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                           $        27         27           34          33          36             - %
Risk adjusted return on capital (RAROC)         61.68  %   61.62        77.65       75.64       81.84             -
Economic capital                          $       225        217          209         208         207             4
Overhead efficiency ratio                       69.69  %   70.60        65.82       66.32       64.33             -
Average loans, net                        $     4,550      4,496        4,423       4,295       4,249             1
Average core deposits                     $     7,878      7,894        7,800       7,865       7,814             - %
------------------------------------------------------------------------------------------------------------------------


Net interest income increased 4% due to improved spreads as higher Private Client deposits offset a decline in corporate deposits. The loan portfolio was up slightly and benefited from a declining interest rate environment.

Fee and other income rose slightly, as continued positive net customer growth offset the decline in average equity market values.

Expenses were flat for the quarter reflecting the continued focus on efficiency.

CAPITAL MANAGEMENT OTHER

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the First Union brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. For 2Q01, brokerage revenue and associated expense eliminations were $9 million and had no net effect on earnings.

--------------------------------------------------------------------------------

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CORPORATE AND INVESTMENT BANKING
--------------------------------

This segment includes Corporate Banking and Investment Banking.

----------------------------------------------------------------------------------------------------------------------
Corporate and Investment Banking                           2001                                2000        2 Q 01
                                             -------------------   ---------------------------------
Performance Summary                           Second      First      Fourth       Third      Second          vs
(In millions)                                Quarter    Quarter     Quarter     Quarter     Quarter        1 Q 01
----------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                       $      455        425         415         398         376             7 %
Fee and other income                             333        312         268         363         533             7
Intersegment revenue                             (15)       (12)        (13)        (12)        (12)          (25)
----------------------------------------------------------------------------------------------------------------------
  Total revenue                                  773        725         670         749         897             7
Provision for loan losses                         93         70         124          83         126            33
Noninterest expense                              490        467         431         498         509             5
Income taxes                                      37         38         (53)         30          63            (3)
----------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $      153        150         168         138         199             2 %
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                           $       (4)       (22)         28         (25)         72            82 %
Risk adjusted return on capital (RAROC)        11.74  %   10.60       13.81       10.38       16.91             -
Economic capital                          $    6,112      6,278       6,259       6,167       5,940            (3)
Overhead efficiency ratio                      59.93  %   60.85       53.28       62.99       54.36             -
Average loans, net                        $   41,145     42,511      41,922      42,169      42,787            (3)
Average core deposits                     $   10,202      9,465       9,251       9,099       8,928             8 %
----------------------------------------------------------------------------------------------------------------------


Key Points
o  Total revenue up 7%
o Net interest income up 7% as fixed income spreads widened in a lower rate environment
o Fee and other income increased 7% on strong results in agency businesses, primarily Loan Syndications and M&A, offset by lower trading profits after a record first quarter
o Expenses up primarily due to higher incentive payments as a result of increased revenue, especially in agency businesses

--------------------------------------------------------------------------------
                                                                         Page 23
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Excluding Principal Investing
-----------------------------

------------------------------------------------------------------------------------------------------------------------
Corporate and Investment Banking
(Excluding Principal Investing)                               2001                               2000        2 Q 01
                                              ---------------------   --------------------------------
Performance Summary                             Second       First      Fourth      Third      Second        vs
(In millions)                                  Quarter     Quarter     Quarter    Quarter     Quarter        1 Q 01
------------------------------------------------------------------------------------------------------------------------
Income statement data
Total revenue                              $       840         780         716        725         696             8 %
Noninterest expense                                482         459         424        490         506             5
Income taxes                                        62          60         (34)        24          (6)            3
Operating earnings                         $       204         191         204        128          68             7 %
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $        86          60         104          2         (25)           43 %
Risk adjusted return on capital (RAROC)          19.25  %    16.92       20.39      12.16        9.93             -
Economic capital                           $     4,773       4,909       4,910      4,915       4,837            (3)%
Overhead efficiency ratio                        54.40  %    55.76       51.56      63.76       68.53             -
------------------------------------------------------------------------------------------------------------------------

Revenue increased $60 million or 8% versus 1Q01 and $144 million or 21% vs. 2Q00. The increase versus 1Q01 is due to strong agency results, particularly in M&A and loan syndications, and continued strong trading results in fixed income. The increase versus 2Q00 is due to across-the-board growth, with lower results seen only in asset securitization (due to 2Q01 securities losses), derivatives, and leasing.

Expenses increased 5% versus 1Q01, the result of higher incentive payments on increased revenues. Expenses decreased 5% versus 2Q00, due to careful expense management.

Operating earnings rose 7% vs. 1Q01 and more than doubled compared to 2Q00. Overhead efficiency and economic profit improved significantly versus both periods.

--------------------------------------------------------------------------------
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CORPORATE BANKING

This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

------------------------------------------------------------------------------------------------------------------------
Corporate Banking                                            2001                                2000        2 Q 01
                                             ---------------------   ---------------------------------
Performance Summary                            Second       First       Fourth      Third      Second        vs
(In millions)                                 Quarter     Quarter      Quarter    Quarter     Quarter        1 Q 01
------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                        $      345         343          363        354         337             1 %
Fee and other income                              174         165          169        162         157             5
Intersegment revenue                               (8)         (8)          (9)       (10)        (10)            -
------------------------------------------------------------------------------------------------------------------------
  Total revenue                                   511         500          523        506         484             2
Provision for loan losses                          95          71          123         80         114            34
Noninterest expense                               231         239          217        254         220            (3)
Income taxes                                       63          65           63         58          50            (3)
------------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $      122         125          120        114         100            (2)%
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                            $       49          39           63         30          40            26 %
Risk adjusted return on capital (RAROC)         17.65 %     16.48        18.85      15.33       16.59             -
Economic capital                           $    3,478       3,526        3,636      3,565       3,528            (1)
Overhead efficiency ratio                       45.02 %     47.51        41.58      50.15       45.31             -
Average loans, net                         $   35,737      36,735       35,729     35,836      36,304            (3)
Average core deposits                      $    7,753       7,470        7,385      7,362       7,303             4 %
------------------------------------------------------------------------------------------------------------------------

Net interest income rose 1% due to improved margins in the lower rate environment. Loans declined $1 billion, or 3%, as we exited certain less profitable lending relationships. Core deposits increased 4%, driven by our increased focus on treasury services and overall relationship profitability.

Fee and other income increased 5%, due to higher fees in lending businesses and stronger rail car leasing results.

Expenses decreased 3% due to continued expense control.

---------------------------------------------------------------------------------------------------------
Corporate Banking Fees                        2001                                 2000        2 Q 01
                               --------------------   ----------------------------------
                                Second       First      Fourth     Third         Second          vs
(In millions)                  Quarter     Quarter     Quarter   Quarter        Quarter        1 Q 01
---------------------------------------------------------------------------------------------------------
Lending                      $      64          58          72        64             36            10 %
Leasing                             48          45          37        35             62             7
International                       62          62          60        63             59             -
---------------------------------------------------------------------------------------------------------
  Corporate banking fees     $     174         165         169       162            157             5 %
---------------------------------------------------------------------------------------------------------

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                                                                         Page 25
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INVESTMENT BANKING

This sub-segment includes Principal Investing, Equity Capital Markets, Loan Syndications, High Yield, M&A, Fixed Income Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products, Real Estate Capital Markets and Asset Securitization.


----------------------------------------------------------------------------------------------------------------------------
Investment Banking                                           2001                                    2000         2 Q 01
                                               -------------------   -------------------------------------
Performance Summary                             Second      First      Fourth         Third        Second         vs
(In millions)                                  Quarter    Quarter     Quarter       Quarter       Quarter         1 Q 01
----------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                         $      110         82          52            44            39             34 %
Fee and other income                               159        147          99           201           376              8
Intersegment revenue                                (7)        (4)         (4)           (2)           (2)            75
----------------------------------------------------------------------------------------------------------------------------
  Total revenue                                    262        225         147           243           413             16
Provision for loan losses                           (2)        (1)          1             3            12              -
Noninterest expense                                259        228         214           244           289             14
Income taxes (benefits)                            (26)       (27)       (116)          (28)           13              4
----------------------------------------------------------------------------------------------------------------------------
  Operating earnings                        $       31         25          48            24            99             24 %
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                             $      (53)       (61)        (35)          (55)           32             13 %
Risk adjusted return on capital (RAROC)           3.94  %    3.06        6.82          3.60         17.37              -
Economic capital                            $    2,634      2,752       2,623         2,602         2,412             (4)
Overhead efficiency ratio                        84.80  %   80.60       74.61         85.83         64.06              -
Average loans, net                          $    5,408      5,776       6,193         6,333         6,483             (6)
Average core deposits                       $    2,449      1,995       1,866         1,737         1,625             23 %
----------------------------------------------------------------------------------------------------------------------------


Net interest income increased 34%, primarily due to wider spreads in fixed income sales and trading, as well as equity and fixed income derivatives, driven by the lower rate environment. Loans decreased 6%, while deposits were up 23%, the latter attributable to significant customer relationship growth in the mortgage servicing group.

Fee and other income increased 8% due to strong performance in agency business, especially M&A and Loan Syndications, attributable to higher deal volume. Additionally, asset securitization results were benefited by lower losses on certain nonperforming securities ($26 million of securities losses in 2Q01 vs. $46 million of trading losses in 1Q01). The increase in agency business was partially offset by lower trading gains in fixed income sales and trading, which declined from a strong 1Q01.

Principal investing losses were $58 million, primarily due to impairments on private equity investments taken during the quarter. Losses were $43 million in 1Q01. The invested portfolio totaled $2.8 billion at quarter end, of which 10% were public investments, 40% were private direct investments, 30% were fund investments, and the remainder represented mezzanine investments.

Expenses increased 14%, due to higher incentive payments as a result of increased revenue, especially in agency businesses.

--------------------------------------------------------------------------------
                                                                         Page 26
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
-----------------------------------------------------------------------------------------------------------------
Investment Banking Fees                               2001                                2000         2 Q 01
                                        -------------------   ---------------------------------
                                         Second      First        Fourth     Third      Second            vs
(In millions)                           Quarter    Quarter       Quarter   Quarter     Quarter         1 Q 01
-----------------------------------------------------------------------------------------------------------------
Agency                               $      117         44           120        85         114              - %
Principal investing                         (58)       (43)          (43)       34         205             35
Fixed income                                115        165            87        93          75            (30)
Affordable housing (AH)                     (15)       (19)          (65)      (11)        (18)           (21)
-----------------------------------------------------------------------------------------------------------------
  Investment banking fees            $      159        147            99       201         376              8 %
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Memoranda
Pre-tax value of AH tax credits              30         29            93        32          31              3 %
-----------------------------------------------------------------------------------------------------------------
Adjusted investment banking fees     $      189        176           192       233         407              7
-----------------------------------------------------------------------------------------------------------------
Trading profits (included above)     $      110         83            57        70          73             33 %
-----------------------------------------------------------------------------------------------------------------

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                                                                         Page 27
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PARENT
------

This sub-segment includes the Central Money Book, Investment Portfolio, some Consumer Real Estate and Mortgage Business, Divested Businesses and goodwill amortization.

---------------------------------------------------------------------------------------------------------------------------------
Parent                                                         2001                                        2000        2 Q 01
                                             -----------------------   -----------------------------------------
Performance Summary                            Second         First         Fourth         Third         Second        vs
(In millions)                                 Quarter       Quarter        Quarter       Quarter        Quarter        1 Q 01
---------------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income                       $        50           114            135           253            353           (56)%
Fee and other income                              135           126            182           169            160             7
Intersegment revenue                               (1)           (1)             -             1              -             -
---------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                   184           239            317           423            513           (23)
Provision for loan losses                          32            48             (6)            7             51           (33)
Noninterest expense                                77           104             55           230            267           (26)
Income taxes                                       35            35            165            61             83             -
---------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $        40            52            103           125            112           (23)%
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                           $        79            94             99           116            123           (16)%
Risk adjusted return on capital (RAROC)         34.82 %       34.98          34.74         35.03          33.11             -
Economic capital                          $     1,382         1,642          1,730         2,009          2,325           (16)
Overhead efficiency ratio                        9.32 %       18.46          (4.58)        40.57          37.23             -
Average loans, net                        $     8,007         9,071         12,012        16,982         27,472           (12)
Average core deposits                     $     1,433         2,309          3,630         3,854          3,941           (38)%
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o  Contribution continues to decline as businesses wind down
o 2Q01 fee results include $21 million gain on PEL securitization and sale and $23 million in securities gains; 1Q01 results included $75 million gain on interest in Star Systems and $15 million LOCOMs on loans held for sale
o Results include $30 million in provision in excess of business unit charge-offs and provision for loans sold or transferred to held for sale (also $30 million in 1Q01)

Net interest income declined 56%, primarily the result of the 1Q01 securitization of TMS loans and planned runoff of the auto loan and leasing portfolio. Loans decreased 12%, due primarily to planned runoff of the indirect auto lending and leasing portfolio of $400 million. Deposits decreased 38%, due primarily to a divestiture impact of an average $434 million in 1Q01 branch sales.

Fee and other income grew 7%, the result of a $21 million gain on the securitization and sale of $800 million in prime equity loans and $23 million in securities gains, primarily on mortgage-backed securities. 1Q01 results included a $75 million gain on the exchange of our interest in Star Systems, $3 million in securities losses, and $15 million in market valuation adjustments on commercial loans held for sale.

Expenses declined 26%, due to divestitures and the impact of FICA benefits in 1Q01.

--------------------------------------------------------------------------------
                                                                         Page 28
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FIRSTUNION.COM

---------------------------------------------------------------------------------------------------------------------------------
firstunion.com                                                     2001                                    2000       2 Q 01
                                                 -----------------------   -------------------------------------
                                                       Second    First         Fourth         Third      Second         vs
(In thousands)                                         Quarter  Quarter        Quarter       Quarter    Quarter       1 Q 01
---------------------------------------------------------------------------------------------------------------------------------
Online customers
Retail                                                   2,773    2,529          2,276         2,075      1,813           10 %
Wholesale                                                  130      111             91            74         55           17
---------------------------------------------------------------------------------------------------------------------------------
  Total customers online                                 2,903    2,640          2,367         2,149      1,868           10
Retail enrollments per quarter                             297      293            230           290        292            1
---------------------------------------------------------------------------------------------------------------------------------
Dollar value of transactions (In billions)    $            6.4      4.4            2.2           2.2        2.3           45 %
---------------------------------------------------------------------------------------------------------------------------------
Non-financial transactions (In millions)      $           27.8     24.9           23.2          20.2       19.4           12 %
---------------------------------------------------------------------------------------------------------------------------------

Online enrollments increased 10% from 1Q01 to 2.9 million. There were 297,000 new enrollments in 2Q01, up 10% from 1Q01. Dollar value of transactions initiated through online banking (billpay and transfers) was $6.4 billion, up 45% from 1Q01 due in large part to an increase in customers to our online Federal Funds Transfer application.



FIRST UNION DIRECT

----------------------------------------------------------------------------------------------------------------------------
First Union Direct Metrics                                     2001                                   2000       2 Q 01
                                          --------------------------   ------------------------------------
                                                Second       First         Fourth       Third      Second          vs
(In millions)                                   Quarter     Quarter        Quarter     Quarter     Quarter       1 Q 01
----------------------------------------------------------------------------------------------------------------------------
Customer calls to
Person                                              8.4         9.5            9.0         7.0        10.0          (12) %
Voice response unit                                23.5        24.5           24.2        23.0        23.0           (4)
----------------------------------------------------------------------------------------------------------------------------
  Total calls                                      31.9        34.0           33.2        30.0        33.0           (6) %
Calls handled in 30 seconds or less                  72 %        68             73          79          87            6
----------------------------------------------------------------------------------------------------------------------------


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                                                                         Page 29
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This Supplemental Earnings Package may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.


The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which First Union conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Union's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on First Union's and the combined company's capital markets and asset management activities. Additional factors that could cause First Union's results to differ materially from those described in the forward-looking statements can be found in First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction with Wachovia or other matters attributable to First Union or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. First Union does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information

The proposed merger between First Union and Wachovia will be submitted to First Union's and Wachovia's stockholders for their consideration. Stockholders are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that have been or will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).



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